Exhibit (a)(5)
CLAXSON INTERACTIVE GROUP INC.
Avenida Melian 2780
C1430EYH Buenos Aires, Argentina
July 14, 2008
Dear Shareholder,
Please be advised that on July 14, 2008, Claxson Interactive Group Inc. (the “Company”) pursuant to the terms of the previously announced Agreement and Plan of Merger, dated April 2, 2008, between the Company and Remainco Inc., a wholly owned subsidiary of the Company, completed the merger of Remainco with and into the Company, with the Company continuing as the surviving company (the “Merger”). The Merger was approved on July 14, 2008, by the Company’s shareholders holding a majority of the voting power of the Company acting by written consent, pursuant to the resolutions attached as Exhibit A to this written notice.
Pursuant to section 179(4) of the BVI Business Companies Act, 2004, written notice is hereby given of the written consent of the members of the Company approving the merger of the Company and Remainco Inc. pursuant to section 170 and section 171 of the BVI Business Companies Act, 2004. A shareholder entitled to receive written notice of the consent of the shareholders approving the merger who elects to dissent is required to provide written notice of his decision to elect to dissent within twenty days following the date on which this notice is given (the “Dissenter’s Rights Period”). The written notice of the decision to elect to dissent must include such information as is required pursuant to section 179(5) of the BVI Business Companies Act, 2004.
Please note that if your shares of the Company are held in “street name” through brokers, dealers, commercial banks, trust companies or other nominees, and you wish to dissent, you must follow the instructions of your broker, dealer, commercial bank, trust company or other nominee and your broker, dealer, commercial bank, trust company or other nominee, as the registered shareholder, must properly give the Company such dissent notice within the Dissenter’s Rights Period. In addition, within such Dissenter’s Rights Period, the broker, dealer, commercial bank, trust company or other nominee, who is the registered shareholder, must also properly notify The Depositary Trust Company of such notice and request suppression of payment.
This written notice of the authorization of the Merger is being provided to you as a shareholder of the Company. If you have any questions with respect to this transaction, please contact Amaya Ariztoy, the Company’s Senior Vice President and General Counsel at 305-894-3577.

Yours sincerely,
/s/ Roberto A. Vivo-Chaneton
Roberto A. Vivo-Chaneton
Chief Executive Officer

Exhibit A
Claxson Interactive Group Inc.,
a business company whose registered office is at Romasco Place, Wickhams Cay,
Road Town, Tortola, British Virgin Islands
(the “Company”)
WRITTEN RESOLUTION OF THE MEMBERS

The undersigned, being members of the Company who own at least a majority of the voting power of the Company’s outstanding shares (the “Consenting Members”), HEREBY CONSENT to the following actions and adopt the resolutions set out below.

Merger with Remainco Inc.
RESOLVED that a plan of merger and articles of merger approved by the directors of the Company on 2 April 2008 and submitted to the members with this written resolution for their approval be and are hereby approved, authorised and confirmed in all respects.
RESOLVED that the Agreement and Plan of Merger between the Company and Remainco Inc. approved by the directors of the Company on 2 April 2008 and submitted to the Consenting Members with this written resolution for their approval be and are hereby approved, authorised and confirmed in all respects.
IN WITNESS WHEREOF, the undersigned have executed this resolution in writing as of the date indicated.

/s/ Roberto A. Vivo-Chaneton	Date: 14 July 2008
Roberto A. Vivo-Chaneton

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